Brookstreet Securities Corporation
2361 Campus Drive, Suite 210
Irvine, CA 92612

SELECTED DEALERS AGREEMENT

Ladies and Gentlemen:

1. Registration under the Securities Act of 1933, as amended (the “Act”), of 2,000,000 Shares of Common Stock (the “Shares”) of Reed’s, Inc., a Delaware corporation (the “Company”), as more fully described in the Prospectus, has been declared effective as of August 3, 2005. We, as the Underwriters, are offering certain of the Shares for sale by a selected group of dealers (the “Selected Dealers”) on the terms and conditions stated herein.

Authorized Public Offering Price:	$4.00 per Share.

Dealers’ Selling Concession:	Cash commission: $0.24 per Share. Warrants: 6% of the Shares sold by each Selected Dealer

Delivery and Payment:
Delivery of the Shares shall be made on a revolving basis upon receipt of notice from you indicating the number of shares to be sold, at the office of Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine, CA 92612, or at such other place as we shall specify on not less than one day’s notice to you. Payment for the Shares is to be made, against delivery, at the authorized public offering price stated above, or, if we shall so advise you, at the authorized public offering price less the dealers’ selling concession stated above, to the account designated by us at least two days prior to the date the payment is due.

Termination:
This Agreement shall terminate upon the earlier to occur of either the sale of all Shares or the expiration of the offering period as set forth in the Prospectus, unless extended at our discretion. We may terminate this Agreement, whether or not extended, at any time without notice.

       2.     Any of the Shares offered by you hereunder are to be offered by you to the public at the public offering price.

       3.     You, by becoming a member of the Selected Dealers, agree: (a) upon your receipt of the Prospectus, to take up and pay for the number of Shares allotted and confirmed sold by you; (b) not to use any of the Shares to reduce or cover any short position you may have; (c) upon our request, to advise us of the number of Shares remaining unsold by you and to allow us to offer and sell any or all of such unsold Shares at the public offering price stated above; and (d) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Shares prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

       4.     As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. We will further deliver such Prospectuses as may be requested by you. You agree to deliver all copies of the Prospectus required to be delivered under the provisions of Rule 15c2-8.

       5.     You agree that until termination of this Agreement you will not make offers or sales of the Shares except: (a) pursuant to this Agreement; (b) pursuant to authorization received from us; or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

       6.     Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

       7.     The Shares are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

       8.     Upon written application to us, you shall be informed as to the jurisdictions under the securities or Blue Sky laws of which we believe the Shares are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Shares in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Shares to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Shares were made by such member, the number of Shares sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that we as the Underwriters of the Offering or manager of the Selected Dealers may be required to file pursuant to the securities or Blue Sky laws of any jurisdiction.

       9.     You, by becoming a member of the Selected Dealers, represent that you are actually engaged in the investment banking or securities business and that you are: (a) a member in good standing of the NASD and will comply with Rule 2740 NASD’s Conduct Rules; or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Shares within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, (ii) that any and all sales shall be in compliance with Rule 2110-01 of the NASD’s Conduct Rules, (iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740, and 2750 of the NASD’s Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

       10.   Nothing herein shall constitute any members of the Selected Dealers’ partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

       11.   Brookstreet Securities Corporation is the Managing Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of: (i) the validity or value of the Shares; (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others; (iii) the form or validity of the Underwriting Agreement or this Agreement; (iv) the eligibility of any of the Shares for sale under the laws of any jurisdiction; (v) the delivery of the Shares; (vi) the performance by the Company, or others of any agreement on its or their part; or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

       12.   If, for federal income tax purposes, the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

       13.   All communications from you shall be addressed to Brookstreet Securities Corporation at 2361 Campus Drive, Suite 210, Irvine, CA 92612 Attention: Stanley C. Brooks, President. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address or number, as the case may be, to which this letter is sent. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to conflict of laws. Time is of the essence in this Agreement.

       If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

Very truly yours,

Brookstreet Securities Corporation

___________________________
By: Stephen P. Washburn
Its: Executive Vice President, COO

      We accept membership in the Selected Dealers on the terms specified above.

Dated:                             , 2006

(Selected Dealer)

___________________________
By: ________________________
Its:  ________________________

Address: ____________________

Telephone: ___________________
Fax: ________________________
E-mail: ______________________